Exhibit 5.1

May 19, 2021

Tuesday Morning Corporation

6250 LBJ Freeway

Dallas, Texas 75240

Ladies and Gentlemen:

We have acted as your special counsel in connection with the filing by Tuesday Morning Corporation, a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended, of 30,158,593 shares (the “Shares”) of Common Stock, par value $0.01 per share, to be offered and resold from time to time by selling stockholders named in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of the Company’s representatives.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinion set forth herein is limited to the Delaware General Corporation Law and the related provisions of the Delaware Constitution. We are not opining as to any other laws of the State of Delaware (including, but not limited to, “blue sky” or other state securities laws) or as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as originally filed or as subsequently amended. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP